UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2014

SYMMETRY MEDICAL INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-32374	35-1996126
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3724 N State Road 15, Warsaw, Indiana 46582

(Address of Principal executive offices, including Zip Code)

(574) 268-2252

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

Symmetry Medical Inc. (the “Company”) is retrospectively revising its historical financial statements to account for discontinued operations in connection with the Accounting Standards Codification (ASC) 205-20, “Presentation of Financial Statements - Discontinued Operations.” As previously disclosed, on May 22, 2014, Symmetry Medical Sheffield Ltd. and Symmetry Medical Switzerland S.A. (collectively, the "Sellers"), wholly owned subsidiaries of the Company, entered into a Share Purchase Agreement with HLD Corporation Ltd. ("HLD"), pursuant to which the Sellers agreed to sell and HLD agreed to purchase all of the outstanding shares of Symmetry's UK-based subsidiary, Clamonta Ltd.

This Current Report on Form 8-K updates the following items in the Company’s Annual Report on Form 10-K for the year ended December 28, 2013, filed on March 10, 2014 (the “2013 10-K”) to reflect retrospectively the changes resulting from discontinued operations discussed above for all periods presented.

•	Item 8. Financial Statements and Supplementary Data

No Items of the 2013 Form 10-K other than those identified above are being updated by this filing. Information in the 2013 Form 10-K is generally stated as of December 28, 2013, and this filing does not reflect any subsequent events other than the changes described above. Without limitation of the foregoing, this filing does not purport to update Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the 2013 Form 10-K for any information, uncertainties, transactions, risks, events or trends occurring, or known to management. More current information is contained in the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 29, 2014 and June 28, 2014 (the “Forms 10-Q”), and its other filings with the Securities and Exchange Commission. This Current Report on Form 8-K should be read in conjunction with the 2013 Form 10-K, the Forms 10-Q and the company’s other filings.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

23.1 99.1	Consent of Ernst & Young LLP. Updated Financial Information to the Company's 2013 Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symmetry Medical Inc.

/s/ Fred L. Hite
Date: August 8, 2014	Name: Fred L. Hite
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Ernst & Young LLP.

99.1	Updated Financial Information to the Company's 2013 Form 10-K.